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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report:  February 9, 1998

                            AT&T CAPITAL CORPORATION

A Delaware                 Commission File             I.R.S. Employer
Corporation                  No. 1-11237               No. 22-3211453

              44 Whippany Road, Morristown, New Jersey 07962-1983

                        Telephone Number (973) 397-3000








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                                                    Form 8-K February 9, 1998

Item 5.  OTHER EVENTS.

         A. Support Agreement. On February 9, 1998, AT&T Capital Corporation ("Capital"), a Delaware corporation, and Newcourt Credit Group Inc. ("Newcourt"), an Ontario corporation and the indirect owner of all the outstanding shares of capital stock of Capital, entered into a Support Agreement (the "Support Agreement"). A copy of the Support Agreement is filed as Exhibit 10(a) hereto. The description and summary of the Support Agreement contained herein are qualified in all respects by reference thereto.

         The Support Agreement provides that, at all times while the Support Agreement is in effect, (i) Newcourt will directly or indirectly own and hold legal title to and beneficial interest in a majority of the outstanding shares of capital stock of Capital having voting power for the election of members of the board of directors of Capital and will not directly or indirectly sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such majority shares of capital stock (unless required by a court decree), (ii) Newcourt will cause Capital and its subsidiaries to have a tangible net worth (as determined in accordance with generally accepted accounting principles consistently applied as in effect from time to time and reflected in the consolidated balance sheet of Capital) of at least $1.00, and (iii) if Capital is unable to make timely payment of any principal, interest or premium in respect of any Debt (as defined), Newcourt shall, at Capital's request, provide (or cause to be provided) to Capital on a timely basis, funds (which, if provided by Newcourt or any subsidiary of Newcourt, may be provided as an equity contribution, as a loan or otherwise, in each case as elected by Newcourt) sufficient to make such payment (the obligations of Newcourt described in the foregoing clauses (i), (ii) and (iii) are herein called the "Newcourt Obligations").

         "Debt", as defined in the Support Agreement, means (i) any indebtedness for borrowed money incurred from time to time by Capital from any individual, corporation, partnership, trust, association or other entity of any kind ("Person") and (ii) any indebtedness for borrowed money of any Person to another Person assumed or guaranteed by Capital; provided that neither of the following shall constitute Debt for purposes of the Support Agreement: (x) any indebtedness for borrowed money incurred, assumed or guaranteed by Capital which indebtedness (or, in the case of a guaranty thereof, such guaranty), by the terms of the instruments evidencing such indebtedness (or guaranty) or any indenture or similar instrument relating thereto, is not entitled to the benefit of the Support Agreement; and (y) any indebtedness for borrowed money (howsoever arising, including without limitation by way of securitization or syndication transactions) incurred, assumed or guaranteed from time to time by Capital which indebtedness (or, in the case of a guaranty thereof, such guaranty) is secured by a pledge, mortgage, security interest or lien on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any shares of stock, other equity interests, debt, intangible assets or tangible assets) of Capital or any direct or indirect subsidiary thereof and which indebtedness (or guaranty) is not a general obligation of Capital.

         The Support Agreement provides that it may be amended or terminated by the parties hereto at any time in writing; provided that, so long as any series of Debt (or, if not issued as a series, any

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                                                    Form 8-K February 9, 1998




other Debt) incurred, assumed or guaranteed by Capital prior to such amendment or termination remains outstanding, no such amendment which adversely affects the holders of such series of Debt (or, if not issued as a series, such other
Debt) or any such termination shall become effective with respect to such series of Debt (or such other Debt) unless (i) at least two nationally recognized statistical rating agencies that have rated such series of Debt (or such other
Debt) prior to such amendment or termination confirm in writing that their ratings for such series of Debt (or such other Debt) in effect immediately prior to such amendment or termination will not be downgraded as a result of such amendment or termination (or, in the case of any such series of Debt (or such other Debt) that is not so rated, such series of Debt (or such other Debt) shall be treated in the same manner as any series of similar Debt (or other similar
Debt) that is so rated); or (ii) such series of Debt (or such other Debt) shall have been defeased in accordance with the provisions of the instrument evidencing such series of Debt (or such other Debt) or any indenture or similar instrument relating thereto; or (iii) the holders of at least a majority of the outstanding principal amount of such series of Debt consent (or, with respect to any Debt not issued as a series, the holder of such Debt consents) in writing to such amendment or termination.

         The Support Agreement also provides that all holders of Debt incurred, assumed or guaranteed by Capital during the term of the Support Agreement or incurred, assumed or guaranteed by Capital prior to the date hereof shall be intended third-party beneficiaries of the Support Agreement; provided that the third-party beneficiary rights of any such holder shall be limited to (i) the right to demand that Capital enforce Capital's rights under the Newcourt Obligations and (ii) the right to proceed against Newcourt on behalf of Capital to enforce Capital's rights under the Newcourt Obligations for the benefit of Capital if Capital fails or refuses to take timely action to enforce Capital's rights thereunder following demand for such enforcement by such holder. However, the Support Agreement expressly provides that it shall not constitute or be deemed to constitute a direct or indirect guaranty by Newcourt of any Debt or other obligation or liability of any kind or character whatsoever of Capital, and that no holder of any such Debt, obligation or liability shall have any right to proceed directly against Newcourt to obtain any amount due with respect to any such Debt, obligation or liability including, without limitation, any principal thereof or interest or premium thereon.

         B. Guarantee. Capital intends to enter into a guarantee (the "Guarantee") pursuant to which it will guarantee the payment of certain indebtedness and liquidity facilities issued, guaranteed or entered into by Newcourt (as amended, supplemented, restated or replaced, collectively, the "Debt Securities") for the timely benefit of the holders of the Debt Securities (collectively, the "Noteholders").

         The Debt Securities (as in existence on December 31, 1997) are listed in Exhibit 99(a) hereto. As noted in such exhibit, the outstanding principal amount of the Debt Securities (consisting of Debt Securities issued by Newcourt and Debt Securities issued by certain subsidiaries of Newcourt and guaranteed by Newcourt) at December 31, 1997 aggregated approximately Cdn. $1,987,625,352 (U.S. $1,387,231,541, using an exchange rate of .6979 U.S.$ to
1.00 Cdn.$).


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                                                    Form 8-K February 9, 1998


Because the Guarantee is anticipated to cover future indebtedness under the various documents evidencing or relating to the Debt Securities, as well as amendments, supplements, restatements or replacements of or to the Debt Securities, the aggregate outstanding principal amount of the Debt Securities to be covered by the Guarantee is expected to increase in the future.

         Exhibit 99(a) hereto sets forth, with respect to the various Debt Securities as of December described therein, the aggregate outstanding principal amount thereof as of December 31, 1997, the interest rates (or range of interest rates) relating thereto and the maturity (or maturities) thereof. For further information as to the Debt Securities, see (i) Newcourt's Reports on Form 6-K (setting forth its unaudited consolidated financial statements as of, and for the respective three, six and nine month periods ended, March 31, 1997, June 30, 1997 and September 30, 1997 included as Exhibit 99B(2) to Capital's Current Report on Form 8-K dated November 19, 1997 heretofore filed by Capital with the Securities and Exchange Commission (which Reports on
Form 6-K were filed by Newcourt with the Securities and Exchange Commission) and (ii) the audited consolidated financial statements of Newcourt as of, and for the years ended, December 31, 1997 and 1996 included as Exhibit 99(d) hereto.

         Capital's obligations under the Guarantee are anticipated to represent an irrevocable and unconditional guarantee of the due and punctual payment to the Noteholders, on demand, whether at stated maturity or otherwise, of all debts, liabilities and obligations of Newcourt under the Debt Securities, including present and future, direct and indirect, absolute and contingent and matured and unmatured debts, liabilities and obligations. The liability of Capital under the Guarantee is anticipated to be unlimited as to amount and to be absolute and unconditional irrespective of any conditions or circumstances that might otherwise constitute a defense available to Capital or Newcourt, including any defense based on the lack of validity or the unenforceability of the Debt Securities or any defense or counterclaim available to Newcourt.

         The beneficiaries under the Guarantee are anticipated to have no obligation to make demands on or pursue remedies against Newcourt or any other person prior to making demand for payment on Capital. The Guarantee is expected to be a guarantee of payment and performance and not collection and is expected to be expressly joint and several with any and all other guarantees given in respect of the guaranteed obligations. Capital will waive, among other possible rights, any right to subrogation and any right to be indemnified by Newcourt or to claim contribution from any other guarantor of the obligations of Newcourt as long as any guaranteed obligations remain outstanding. The Guarantee is expected to continue in effect until all guaranteed obligations are repaid in full. The Guarantee will provide that it shall not be deemed to affect, limit or impair any obligations of Newcourt under the Support Agreement or affect, limit or impair any rights of Capital under the Support Agreement or of any holder of Debt as a third-party beneficiary thereunder.

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                                                    Form 8-K February 9, 1998



         C. Additional Information Relating to Newcourt. On February 4, 1998, Newcourt issued a press release setting forth (among other things) its preliminary results of operations for the year ended December 31, 1997 and for the three month period October 1, 1997 through December 31, 1997. Such press release is included as Exhibit 99(b) hereto. For further information concerning Newcourt, see (i) Newcourt's Prospectus dated November 24, 1997 included as
Exhibit 99(c) hereto (which Prospectus was filed by Newcourt with the Securities and Exchange Commission), (ii) Newcourt's Reports on Form 6-K (setting forth its unaudited consolidated statements as of, and for the respective three, six and nine month periods ended, March 31, 1997, June 30, 1997 and September 30,
1997) included as Exhibit 99B(2) to Capital's Current Report on Form 8-K dated November 19, 1997 heretofore filed by Capital with the Securities and Exchange Commission (which Reports on Form 6-K were filed by Newcourt with the Securities and Exchange Commission), and (iii) Newcourt's audited consolidated financial statements as of, and for the years ended, December 31, 1997 and 1996 included as Exhibit 99(d) hereto.

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                                                    Form 8-K February 9, 1998




Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

                  10(a) Support Agreement dated February 9, 1998 between Newcourt Credit Group Inc. and AT&T Capital Corporation.

                  99(a) Listing of Certain Debt Securities of Newcourt Credit Group Inc. as of December 31, 1997.

                  99(b) Press Release issued by Newcourt Credit Group Inc. on February 4, 1998.

                  99(c) Prospectus dated November 24, 1997 of Newcourt Credit Group Inc. relating to Cdn. $460,000,000 Fully Paid Subscription Rights, each representing the right to receive one Common Share of Newcourt Credit Group Inc.

                  99(d) The audited consolidated financial statements of Newcourt Credit Group Inc. as of, and for the years ended, December 31, 1997 and 1996.

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                                              Form 8-K February 9, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AT&T CAPITAL CORPORATION

                                           GLENN A. VOTEK
                                           _________________________
                                       By: Glenn A. Votek
                                           Vice President and Treasurer

February 9, 1998










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                                                    Form 8-K February 9, 1998

                                  EXHIBIT INDEX

Exhibit

                  10(a) Support Agreement dated February 9, 1998 between Newcourt Credit Group Inc. and AT&T Capital Corporation.

                  99(a) Listing of Certain Debt Securities of Newcourt Credit Group Inc. as of December 31, 1997.

                  99(b) Press Release issued by Newcourt Credit Group Inc. on February 4, 1998.

                  99(c) Prospectus dated November 24, 1997 of Newcourt Credit Group Inc. relating to Cdn. $460,000,000 Fully Paid Subscription Rights, each representing the right to receive one Common Share of Newcourt Credit Group Inc.

                  99(d) The audited consolidated financial statements of Newcourt Credit Group Inc. as of, and for the years ended, December 31, 1997 and 1996.











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